EXHIBIT 23.1


CONSENT OF BERENFELD, SPRITZER, SHECHTER & SHEER

CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANT

To the Board of Directors and Stockholders
Brampton Crest International, Inc.
(F/K/A Hamilton-Biophile Companies
Miami Beach, Florida

We consent to the use in this Registration Statement of Brampton Crest International, Inc. (the "Company") on Form 10 KSB of our report relating to the Company's financial statements appearing in this Report.



BERENFELD, SPRITZER, SHECHTER & SHEER


Sunrise, Florida
November 1, 2004